UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2021 (August 16, 2021)

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

56B 5th Street, Lot 1

Carmel by the Sea, CA 93921

(Address of principal executive offices)

(866) 477-4729

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021, Innovative Payment Solutions, Inc. (the “Company”) and William Corbett (“Mr. Corbett”) entered into an Executive Employment Agreement that replaced and superseded the previous executive employment agreement (the “August 2021 Corbett Employment Agreement”). The purpose of the August 2021 Corbett Employment Agreement was to provide a replacement grant for warrants previously granted to Mr. Corbett under the terms of his previous employment agreement with the Company. Pursuant to the August 2021 Corbett Employment Agreement, Mr. Corbett would continue to serve as the Company’s Chief Executive Officer on a full time basis effective as of the date of the August 2021 Corbett Employment Agreement until the close of business on December 31, 2024. Mr. Corbett’s base salary will be $30,000 per month, which shall be paid in accordance with the Company’s standard payroll practice for its executives, managers and salaried employees. In addition, the August 2021 Corbett Employment Agreement provides that: (1) Mr. Corbett will be eligible for a cash bonus as determined by the Board to the extent the Company achieves (or exceeds) annual revenue or other financial performance objectives established by the Board, in its sole discretion, from time to time; (2) the Company will grant to Mr. Corbett options to purchase 20,000,000 shares of common stock of the Company at a per share exercise price of $.15 (Fifteen Cents) (the “Corbett Options”); and (3) a car allowance for Mr. Corbett in the amount of $800 per month. Fifty percent (50%) of the shares subject to the Corbett Options shall vest on the grant date and the other 50% of the shares subject to the Corbett Option shall vest at the rate of 1/36 per month over a three-year period. The Corbett Options will be exercisable for a period of ten (10) years after the date of grant and the Company shall provide for cashless exercise of the Option by Executive. The Corbett Options are being granted pursuant to the Company’s 2021 Stock Incentive Plan.

If Mr. Corbett’s employment with Company is terminated at any time during the term of the August 2021 Corbett Employment Agreement other than for Cause (as defined in the Corbett Employment Agreement), or due to voluntary termination, retirement, death or disability, then Mr. Corbett shall be entitled to severance equal to fifty percent (50%) of his annual base salary rate in effect as of the date of termination. If Mr. Corbett’s employment with Company is terminated at any time during the term of the August 2021 Corbett Employment Agreement other than for Cause (as defined in the August 2021 Corbett Employment Agreement), or due to voluntary termination, retirement, death or disability, within 12 months following an Acquisition (as defined in the August 2021 Corbett Employment Agreement), then Mr. Corbett shall be entitled to severance equal to 100% of his annual base salary rate in effect as of the date of termination. Severance payments shall be subject to execution and delivery of a general release in favor of the Company.

In addition, the Company and Mr. Corbett entered into an Indemnification Agreement on August 16, 2021 (the “August 2021 Corbett Indemnification Agreement”), pursuant to which the Company agreed to indemnify Mr. Corbett to indemnify Indemnitee to the fullest extent permitted by or under the Nevada Corporation Law in respect of claims, including third-party claims and derivative claims and provides for advancement of expenses. The August 2021 Corbett Indemnification Agreement amends the indemnification agreement in effect prior to entering into the August 2021 Corbett Indemnification Agreement to provide that unless Company shall pay Mr. Corbett’s attorneys' fees and costs, including the compensation and expenses of any arbitrator, unless the arbitrator or the court determines that (a) Company has no liability in such dispute, or (b) the action or claims by Executive are frivolous in nature. In any other case or matter, the Company and Mr. Corbett shall each bear its or his own attorney fees and costs.

The preceding description of the August 2021 Corbett Employment Agreement and August 2021 Corbett Indemnification Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the August 2021 Corbett Employment Agreement and August 2021 Corbett Indemnification Agreement, copies of which are being filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On July 27, 2021, Innovative Payment Solutions, Inc. (the “Company”) entered into an Executive Employment Agreement with Richard Rosenblum (“Mr. Rosenblum” and collectively the “Rosenblum Executive Employment Agreement”).

On August 16, 2021, the Company entered into an amendment to the Rosenblum Executive Employment Agreement (the “First Amendment”) with Mr. Rosenblum. Under the terms of the Executive Employment Agreement, the Company had agreed to grant to Mr. Rosenblum an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Company's common stock, as reflected in the closing price of the Company's common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the “Option”).” The First Amendment provides that the Option will be granted on August 31, 2021 at an exercise price of $0.15.

The preceding description of the First Amendment is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is being filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibits
10.1	August 2021 Corbett Employment Agreement dated August 16, 2021
10.2	August 2021 Corbett Indemnification Agreement dated August 16, 2021.
10.3	First Amendment to Rosenblum Employment Agreement dated August 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Date: August 20, 2021	By:	/s/ William Corbett
		Name:	William Corbett
		Title:	Chairman and CEO

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